Exhibit 99.1

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE

(A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”). IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-

LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

Notice on the Possibility to Exercise Pre-emptive Rights to Acquire JSC

RusHydro Additional Shares

The open joint stock company RusHydro (hereinafter referred to as JSC RusHydro, the Company, the Issuer), with its place of business at: 51 Respubliki Street, city of Krasnoyarsk, Krasnoyarsk Territory, Russian Federation, hereby notifies that on November 19, 2009 the Federal Financial Markets Service carried out state registration of the additional issue and prospectus of JSC RusHydro ordinary registered uncertified shares subject to placement through public offering (hereinafter, Shares, additional shares, securities, securities subject to placement). The additional share issue was assigned state registration No. 1-01-55038-E-038D (of November 19, 2009); the amount of Shares of the additional issue subject to placement: 19 000 000 000 (nineteen billion) shares; the par value of each Share: 1 (one) ruble.

In accordance with articles 40, 41 of the Federal Law “On Joint Stock Companies,” the Issuer’s shareholders, the holders of ordinary shares that were entitled to participate in the general meeting of the Company’s shareholders on June 10, 2009, which passed a resolution “On Enlarging the Company’s Authorized Capital,” have a pre-emptive right to acquire additional shares of the Issuer in an amount proportionate to the number of the Issuer’s ordinary shares held by them.

The date, as of which a list of persons enjoying a pre-emptive right for the acquisition of securities is compiled: April 30, 2009.

1. The offering price of Shares:

The offering price of1 (one) additional ordinary registered share of the Issuer, including for persons on the list of shareholders enjoying a pre-emptive right for the acquisition of additional ordinary shares of the Issuer is 1 (one) ruble and 15 (fifteen) kopecks. The said offering price was determined in accordance with articles 36, 77 of the Federal Law “On Joint Stock Companies” by resolution of the Issuer’s Board of Directors on November30, 2009.

2. The procedure of determining the amount of Shares, which may be purchased by each person enjoying a pre-emptive right for their acquisition:

The maximum number of additional shares, which a person may acquire through the exercise of the person’s pre-emptive right for the acquisition of the Issuer’s additional shares, shall be proportionate to the number of the Issuer’s ordinary registered shares held by such person as of April 30, 2009 and shall be determined in accordance with the following formula:

X = Y x (19 000 000 000 / 269 695 430 802), where

X is the maximum number of additional shares of this additional issue, which may be acquired by a person enjoying a pre-emptive right for the acquisition of placed securities;

Y is the number of the Issuer’s ordinary registered shares held by the pre-emptive right holder as of April 30, 2009 (the date of drawing up a list of persons entitled to participate in the extraordinary General Meeting of the Issuer’s Shareholders, which passed a resolution “On Enlarging the Company’s Authorized Capital”);

19 000 000 000 (nineteen billion) is the number of additional ordinary shares to be placed by the Issuer in accordance with the Resolution on the additional issue of securities;

269 695 430 802 (two hundred and sixty-nine billion, six hundred and ninety-five million, four hundred and thirty thousand, eight hundred and two) is the number of the Issuer’s placed ordinary registered shares.

While calculating the amount of Shares, which are you planning to purchase, you are requested to familiarize yourselves in advance with the Notice’s section entitled: “IMPORTANT INFORMATION FOR JSC RUSHYDRO SHAREHOLDERS.”

3. The procedure for the exercise and the term of validity of the pre-emptive right for the acquisition of Shares:

In accordance with articles 40, 41 of the Federal Law “On Joint Stock Companies,” the Issuer’s shareholders, the holders of ordinary shares that were entitled to participate in the general meeting of the Company’s shareholders on June 10, 2009, which passed a resolution “On Enlarging the Company’s Authorized Capital,” have a pre-emptive right to acquire additional shares of the Issuer in an amount proportionate to the number of the Issuer’s ordinary shares held by them.

It is intended to place some amount of the shares of this additional issue within the scope of the exercise of the pre-emptive right to acquire the placed shares (that is, on acquisition thereof by persons enjoying the pre-emptive right to acquire placed shares), including outside the Russian Federation by means of placement in accordance with the foreign law of relevant foreign securities confirming rights in relation to the shares.

In the process of the exercise of the pre-emptive right to acquire securities subject to placement, Agreements on the acquisition of shares shall be signed with pre-emptive right holders, including agreements on the acquisition of securities of a foreign issuer (hereinafter the Depositary Bank) subject to placement in accordance with foreign law and confirming rights in relation to the Issuer’s shares (hereinafter, Depositary Receipts) in the order described below.

Because the issue of Depositary Receipts is not subject to state registration in the Russian Federation, Depositary Receipts are offered for placement exclusively outside the Russian Federation; they may not and shall not be placed by the Issuer or publicly circulate on the territory of the Russian Federation. Shares shall be placed by way of placement of Depositary Receipts pursuant to an agreement between the Issuer and the Depositary Bank, in accordance with which the Depositary Bank shall issue Depositary Receipts.

Shares shall be placed through the placement of Depositary Receipts only on condition that the Issuer has a permission issued in accordance with the established procedure by the Federal Financial Markets Service for the placement and/or circulation of securities outside the Russian Federation, which is required in compliance with the legislation of the Russian Federation for the placement and subsequent circulation of the shares of this additional issue outside the Russian Federation (the said permission for the placement and circulation outside the Russian Federation of ordinary registered uncertified shares of the open joint stock company RusHydro (city of Krasnoyarsk), additional issue state registration No. 1-01-55038-E-038D of November 19, 2009, in the amount of 283 100 000 (two hundred and eighty-three million, one hundred thousand) ordinary registered uncertified shares was given to the Issuer in accordance with the resolution of the Federal Financial Markets Service of Russia dated November 19, 2009).

The placement of the Issuer’s shares through the placement of foreign securities shall be understood to mean the transfer of the Issuer’s shares to the custody account of the Depositary Bank, which in accordance with foreign law shall be the issuer of relevant Depositary Receipts.

Additional shares shall be placed with persons enjoying a pre-emptive right for the acquisition of securities subject to placement pursuant to written applications filed by such persons (hereinafter, Applicants or Applicant in the singular) for the acquisition of securities (hereinafter, Applications, or Application in the singular).

Persons enjoying a pre-emptive right for the acquisition of securities subject to placement shall be entitled to exercise their pre-emptive right in full or in part in an amount proportionate to the amount of the Issuer’s ordinary registered shares held by them.

The pre-emptive right shall be valid for 210 (two hundred and ten) days. The Term of Validity of the Pre-Emptive Right shall commence from the moment the Issuer discharges in full its obligations of the Pre-Emptive Right Notification, namely, from the moment the Issuer accomplishes the last of the following actions: the Issuer publishes the Notice of the Pre-Emptive Right in the newspaper Vedomosti; the Issuer posts the Notice of the Pre-Emptive Right on the Issuer’s website in the Internet at: www.rushydro.ru.

Before expiry of the Term of Validity of the Pre-Emptive Right, placement of the securities other than through exercise of the given pre-emptive right shall be prohibited.

A person enjoying a pre-emptive right for the acquisition of securities subject to placement shall submit an Application during the Term of Validity of the Pre-Emptive Right. An applicant shall be entitled to exercise in full or in part the applicant’s pre-emptive right by submitting an Application to the Issuer. An Application shall contain the following data:

- The title: “An Application to acquire JSC RusHydro shares through the exercise of the pre-emptive right;”

- The last name, name, patronymic (full business name) of the person enjoying a pre-emptive right to acquire securities subject to placement;

- The taxpayer identification number of the person enjoying a pre-emptive right to acquire securities subject to placement (if available);

- The place of residence (place of business) of the person enjoying a pre-emptive right to acquire securities subject to placement);

-For private individuals – passport data (the date and place of birth; passport series and No., the date of passport issuance, the issuing authority);

- For corporate entities – information on the registration of a corporate entity (including for Russian corporate entities – information on the state registration of a corporate entity/ entry into the Single State Register of Corporate Entities (the date, the registration authority, the No. of the corresponding certificate);

- The quantity of the securities being acquired.

- information on the method of payment for the shares subject to placement (monetary or non-monetary method) and, in the event that the shares are paid for with non-monetary funds – the list and the characteristics of non-monetary funds (property) (the list of non-monetary funds, which may be used to pay for the shares is defined in clause 8.6 of the Resolution on the additional issue of securities) that are used to pay for the shares, namely:

- in the event that the shares subject to placement are paid for with movable property, the following shall be indicated: the name of the asset, the presumed money valuation of the property in the Applicant’s opinion, with an attached inventory document on the asset (asset inventory card) (if available);

- in the event that the shares subject to placement are paid for with real estate, the following shall be indicated: the name of the asset, the presumed money valuation of the property in the Applicant’s opinion, with an attached extract from the Single State Register of the Rights to Real Estate and Real Estate Transactions on the titles to the asset, issued no more than 30 days before the date of submitting an Application;

- in the event that the shares subject to placement are paid for with securities, the following shall be indicated: the type, category (class), form, par value, quantity, state registration No. of the securities issue, the name of the issuer of securities, the presumed money valuation of the securities in the Applicant’s opinion;

-in the event that the shares subject to placement are paid for with property rights, the following shall be indicated: the name of the property right, the presumed money valuation of the property right in the Applicant’s opinion, with an attached document identifying the property right and confirming its existence;

- in the event that the shares are paid for with non-monetary funds, the following shall be indicated for each non-monetary asset (object of civil law rights): the presumed money valuation of the corresponding non-monetary assets in the Applicant’s opinion, at which the Buyer undertakes to contribute non-monetary funds as payment for the shares subject to placement in the event that the money valuation of the said non-monetary funds as determined by the Issuer’s Board of Directors corresponds to the money valuation of such assets indicated by the Applicant in the Application. The Applicant may indicate the money valuation in numerical expression in Russian rubles by one of the following methods:

- the exact value, at which the Applicant undertakes to contribute non-monetary funds as payment for shares;

- the minimum value, at which the Applicant undertakes to contribute non-monetary funds as payment for the shares. The minimum value indicates the Applicant’s offer to contribute non-monetary funds as payment for the shares in accordance with the money valuation not less than the value indicated by the Applicant;

- the maximum value, at which the Applicant undertakes to contribute non-monetary funds as payment for the shares. The maximum value indicates the Applicant’s offer to contribute non-monetary funds as payment for the shares in accordance with the money valuation not exceeding the value indicated by the Applicant;

- the minimum and the maximum value, at which the Applicant undertakes to contribute non-monetary funds as payment for the shares. The minimum and the maximum value indicate the Applicant’s offer to contribute non-monetary funds as payment for the shares in accordance with any money valuation not less than the minimum value and not more than the maximum value indicated by the Applicant;

- in the event that the shares are paid for with non-monetary funds, an Application shall include a statement that the Applicant undertakes (or the Applicant does not undertake) to pay for the securities with monetary funds in the event that the money valuation of property (non-monetary funds) as defined in a procedure set by the Issuer’s Board of Directors fails to correspond to the money valuation indicated by the Applicant in the Application;

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No. of the Applicant’s personal/corporate account in the register of holders of the Issuer’s registered securities, to which acquired shares will be transferred. If shares are required to be transferred to the nominee’s account in the register of holders of the Issuer’s registered securities – full business name of the depositary (hereinafter the First Level Depositary), data on the depositary’s state registration (Principal State Registration Number, the name of the state registration body, the date of state registration and making an entry on the depositary in the Single State Register of Corporate Entities), No. of the Applicant’s custody account, No. and date of the depositary agreement concluded between the depositary and the Applicant (in relation to securities subject to placement). If the Applicant’s custody account is maintained by a nominee holder (in relation to the securities subject to placement), who, in turn, has a deposit account with the First Level Depositary, the Application shall indicate the full business name of the said nominee holder, the data on the state registration of the said nominee holder (hereinafter the Second Level Depositary), (Principal State Registration Number, the name of the state registration body, the date of state registration and making an entry on the depositary in the Single State Register of Corporate Entities), No. of the Applicant’s custody account, No. and date of the depositary agreement concluded between the depositary and the Applicant (in relation to securities subject to placement), full business name of the First Level Depositary, details of the inter-depositary agreement signed between the First Level Depositary and the Second Level Depositary (and so forth, this information is indicated down to the nominee holder, with whom the Applicant has a custody account (in relation to the securities subject to placement).

- the Applicant’s bank details for money refund;

- the Applicant’s contact data (postal address, fax with the indication of the international code, e-mail address) for the purposes of informing the Applicant about the results of considering the Applicant’s Application.

- an indication to a document attached to the Application confirming payment by the Applicant for the placed securities.

An Application shall include a document on the payment for the securities.

The form of an Application recommended for use is posted on the Issuer’s website at: www.rushydro.ru.

The Applicant shall pay for the placed shares in a procedure set in clause 8.6 of the Resolution on the additional issue of securities.

An Application shall be signed by the person enjoying a pre-emptive right for the acquisition of securities subject to placement (or the person’s authorized representative with an attached original or notarized copy of a duly prepared power of attorney or another document confirming the representative’s powers) and, for corporate entities, shall have the imprint of a seal (if available).

The Applicant shall be liable for the authenticity of data indicated in the Application and their compliance with the information in the register of the Issuer’s shareholders.

Applications shall be received daily from 10:00 a.m. to 17:00 p.m. Moscow time, except Saturday, Sunday and non-working holiday days at the address: JSC Central Moscow Depositary, 34 Bolshaya Pochtovaya Street, block 8, Moscow, Russian Federation, 105082.

The postal address to submit Applications: JSC Central Moscow Depositary, 34 Bolshaya Pochtovaya Street, block 8, Moscow, Russian Federation, 105082. Applications shall be registered in the register of Applications with the indication of the receipt date of each Application.

The Issuer may deny the person, who has sent an Application, the possibility to exercise a pre-emptive right, in the event that:

- the Application fails to correspond to the requirements stipulated in clause 8.5 of the Resolution on the additional issue of securities;

- the Application fails to identify the person, on whose behalf it has been submitted, as the person enjoying a pre-emptive right to acquire securities subject to placement;

- the Application was received by the Issuer upon the expiry of the Term of Validity of the Pre-Emptive Right.

In the event that the Issuer refuses to accept the Application, the monetary funds (non-monetary funds) received by the Issuer in payment for the shares shall be subject to return to the Applicant by bank transfer (in the established manner) within a maximum of 60 (sixty) days from the expiry date of the Term of Validity of the Pre-Emptive Right to the bank details indicated in the Application (in the manner established for return of non-monetary funds to the owner). In the event that the non-monetary funds consist of real estate, the Issuer shall return the real estate within a maximum of 90 (ninety) days from the expiry date of the Term of Validity of the Pre-Emptive Right in the manner established for cancellation of transactions with real estate.

In the event that an Application indicates the number of shares smaller than the amount of shares paid for in accordance with the document on the payment for the placed shares, such Application shall be accepted by the Issuer in relation to the number of the shares indicated in the Application. In this case, the Issuer shall, within a maximum of 60 (sixty) days from the expiry date of the Term of Validity of the Pre-Emptive Right, return to the Applicant the monetary funds (non-monetary funds) exceeding the value of the placed shares whose number was indicated in the Application, received by the Issuer in payment for the shares, to the bank details indicated in the Application (in the manner established for return of non-monetary funds to the owner). In the event that the non-monetary funds consist of real estate, the Issuer shall return the real estate within a maximum of 90 (ninety) days from the expiry date of the Term of Validity of the Pre-Emptive Right in the manner established for cancellation of transactions with real estate.

In the event that an Application indicates the number of shares larger than the amount of shares paid for in accordance with the document on the payment for the placed shares, the Applicant shall be deemed to have exercised the pre-emptive right for the acquisition of shares in relation to the number of the shares which have been paid for.

In the event that the number of shares indicated in the Application exceeds the number of shares, which an Applicant is entitled to acquire, an

Application shall be accepted, given the observance of all other conditions, to the extent of the maximum possible number of whole shares for the said person in accordance with the calculation procedure indicated below. In this case, the Issuer shall, within a maximum of 60 days from the expiry date of the Term of Validity of the Pre-Emptive Right, return to the Applicant the monetary funds (non-monetary funds) exceeding the value of the shares whose maximum possible number is allowed for acquisition by this Applicant, which were received by the Issuer in payment for the shares, to the bank details indicated in the Application (in the manner established for return of non-monetary funds to the owner). In the event that the non-monetary funds consist of real estate, the Issuer shall return the real estate within a maximum of 90 (ninety) days from the expiry date of the Term of Validity of the Pre-Emptive Right in the manner established for cancellation of transactions with real estate.

If the calculation of the amount of additional shares, to the extent of which a pre-emptive right holder may exercise its right in respect of additional shares, results in a fractional number, such a holder may acquire a part of a placed additional share (a fractional share) corresponding to the fractional part of the resulting number. A fractional share shall grant the shareholder – its owner – the rights provided by the share of the corresponding category in an amount corresponding to the part of the whole share it represents. Fractional shares shall circulate along with whole shares. The rights to fractional shares shall be registered in the system of register-keeping on the personal/corporate accounts of registered persons without round-off. In the event that fractional shares are created as a result of the exercise by shareholders of their pre-emptive rights, the remaining part of such additional shares shall not be subject to placement thereafter. After the expiry date for the placement of additional shares and state registration of a report on the results of the additional issue of the Issuer’s securities, the remaining unplaced fractional parts of shares shall be annulled.

A contract on the acquisition of additional shares shall be deemed signed with the person exercising its pre-emptive right in respect of additional shares from the moment the Issuer receives an Application for acquisition of additional shares with the attached document on payment for them. In the event that an Application for acquisition of additional shares with the attached documents on payment for them is submitted to the Issuer before the commencement date for the placement of additional shares, corresponding contracts shall be deemed signed on the commencement date for the placement of the Issuer’s shares of this additional issue. In the process of concluding an agreement with the pre-emptive right holder on the acquisition of placed securities, the parties may by their mutual consent prepare an agreement in the form of a single document in compliance with article 434 of the Civil Code of the Russian Federation. This document, which shall be signed by the parties, shall have the number of copies to be agreed by the parties. An agreement with the pre-emptive right holder on the acquisition of shares, under which shares subject to placement are paid for with real estate shall be signed in compliance with the requirements of civil law on real estate transactions. To sign an Agreement on the acquisition of shares, the Applicant shall apply during the Term of Validity of the Pre-Emptive Right daily from 10:00 a.m. to 17:00 p.m. Moscow time, except Saturday, Sunday and non-working holiday days at the address: JSC RusHydro, 51 Architect Vlasova Street, Moscow, Russian Federation. The agreement shall be signed within a maximum of 10 (ten) days from the date the Applicant submits an Application and on condition that as of the moment of such application the Issuer’s Board of Directors determines the market value of the property, if the Applicant intends to pay for the securities with non-monetary funds.

In the event that an Applicant intends to pay for the placed securities with non-monetary funds, the Board of Directors of the Issuer shall, during the Term of Validity of the Pre-Emptive Right and no later than 20 (twenty) days before the expiry of the Term of Validity of the Pre-Emptive Right, determine in accordance with article 77 of the Federal Law “On Joint-Stock Companies” the monetary valuation of the property contributed in payment for the shares of this additional issue as part of the procedure for the exercise of the pre-emptive right for the purchase of placed securities. Within a maximum of 5 (five) days from the moment the Board of Directors passes a resolution, the Issuer shall notify the relevant Applicant of the amount of the monetary valuation of the property determined by the Board of Directors, by forwarding a letter to the postal address and (or) fax number and (or) email address indicated in the Application.

The shares acquired as a result of the exercise of the pre-emptive right for the acquisition of shares of this additional issue shall be transferred to the corresponding account only after they have been paid for in full.

Within a period of no later than 2 (two) days from the expiry of the Term of Validity of the Pre-Emptive Right, the Issuer shall send to the Issuer’s registrar (Open Joint Stock Company “Central Moscow Depositary,” Principal State Registration Number. 1027700095730, register-keeping license No. 10-000-1-00255 of September 13, 2002 issued by the Federal Securities Market Commission) a transfer order serving as the ground for making a credit entry in the personal/corporate account of the Applicant or the nominee holder designated by the Applicant in the Application. The Registrar shall, within a maximum of 3 (three) days from the moment of receiving a transfer order, carry out an operation to debit from the Issuer’s securities account the amount of securities of the current additional issue indicated in the transfer order and credit them to the personal/corporate account of the Applicant or the nominee holder designated by the Applicant in the Application.

Securities shall be deemed as placed from the date of making an entry in the register of shareholders – the holders of the Issuer’s securities – on the transfer of the securities to the personal/corporate account of the person exercising a pre-emptive right or the nominee holder designated by the Applicant in the Application.

Bank details of the accounts for the transfer of monetary funds in payment for the Shares:

Account holder: Open joint stock company RusHydro (Taxpayer Identification Number 2460066195)

Credit institution’s full business name: Joint stock commercial Sberegatelny bank of the Russian Federation (open joint stock company)

Credit institution’s abbreviated business name: OJSC Sberbank of Russia

Credit institution’s place of business: 19 Vavilova Street, Moscow, Russia, 117997

Settlement account No. 40702810400020107810

Correspondent account No. 30101810400000000225

Bank Identification Code 044525225

Bank’s taxpayer identification number 7707083893

Payment reason: “Payment for JSC RusHydro shares as part of the exercise of the pre-emptive right. The shareholder: “Full business name (last name, name, patronymic) of the person exercising the pre-emptive right.”

In accordance with the effective legislation and the terms of the Resolution on the additional issue of Shares, the Shares shall be transferred to the corporate/personal account of the person exercising the pre-emptive right or the nominee holder designated in the Application by the person exercising the pre-emptive right only after the Shares have been fully paid for. The Shares that were not paid for during the Term of Validity of the Pre-Emptive Right shall be annulled.

Within 4 (four) days after summing up the results of the exercise of the pre-emptive right for the acquisition of the Shares, the Issuer shall disclose information thereof in the newswire of Interfax news agency.

Within 5 (five) days after summing up the results of the exercise of the pre-emptive right for the acquisition of the Shares, the Issuer shall disclose information thereof on the website in the Internet at: http://www.rushydro.ru/.

The texts of the Resolution on the additional issue of the securities and the Securities Prospectus are freely available on the website in the Internet at: http://www.rushydro.ru/.

Persons can acquaint themselves with these documents and also obtain their copies for a fee not exceeding the cost of making the copies of such documents within a term of no later than 7 days from the date of making a relevant request at the address: JSC RusHydro, 51 Architect Vlasova Street, Moscow, Russian Federation.

IMPORTANT INFORMATION FOR JSC RUSHYDRO SHAREHOLDERS

Please note that the legislation permits you to acquire fractional shares in the process of the exercise of the pre-emptive right but a fractional share normally does not influence materially the number of votes you have at a general meeting of shareholders, does not significantly increase the sum of dividends payable to you (if dividends are subject to payment to shareholders). At the same time, the disposal of a fractional share may require additional expenses or efforts from you that are normally incommensurate with the advantages of the possession of a fractional share. Therefore, the acquisition of a whole number of shares may be more preferable for you.

Please note that in accordance with clause 5, article 44 of the Federal Law “On Joint Stock Companies,” a person registered in the register of the Company’s shareholders is obliged to timely inform the holder of the register of the Company’s shareholders about changes in the person’s data (the last name, name, patronymic, passport data, the year and date of birth; the place of residence (registration), a signature specimen of the securities holder, other data stipulated by clause 3.4.1. of the Statute on Keeping the Register of Holders of Registered Securities (as endorsed by the Resolution of the Federal Securities Market Commission of Russia, No. 27 of October 2, 1997).

In the event that a shareholder’s data are changed, or a questionnaire of the registered person is missing in the register, or the registrar lacks a set of documents of a corporate entity, this shareholder is required to submit information on the change of the shareholder’s data and/or missing documents to JSC Central Moscow Depositary (or to one of the branches of JSC Central Moscow Depositary), in the manner stipulated by the effective regulatory acts.

Please, fill in all the fields in the Application form, and also indicate your bank details and contact data (telephone, mobile phone, e-mail).

Should registered persons fail to submit information on the change of their data and (or) required documents, it may prove impossible to make credit entries in buyers’ accounts. In this case, JSC RusHydro and the Company’s registrar (JSC Central Moscow Depositary) shall not be liable for losses resulting thereof.

Contact telephone:

JSC Central Moscow Depositary (the registrar of JSC RusHydro):

8 800 555 99 97, CALL TOLL FREE across Russia.

JSC RusHydro: (495) 225-32-32, extension 16-49 (DmitryBelyayev) or 10-26 (Vadim Pushkaryov).

JSC RusHydro Management Board Chairman	Yevgeny V. Dod